SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





Date of Report(Date of earliest event reported): January 2, 1997


                          The Stanley Works
               (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111




                         Not Applicable
   (Former name or former address, if changed since last report)








                    Exhibit Index is located on Page 4


     Item 5.   Other Events.


               1. On January 2, 1997, the Registrant issued a press release announcing the election of John M. Trani as chairman and chief executive officer, replacing Richard H. Ayers, who announced his retirement in April 1996.

               Attached as Exhibit (20)(i) is a copy of the Registrant s press release. This Exhibit is incorporated herein by reference.

               2. On December 31, 1996, the Registrant entered into an Employment Agreement (the JMT Employment Agreement ) with John M. Trani, the Registrant's newly elected chairman and chief executive officer and director. As of December 31, 1996 the Registrant entered into an Employment Agreement (the
RHA Employment Agreement ) with Richard H. Ayers, providing for the resignation of Mr. Ayers as chairman and chief executive officer and as a director and for the continued employment of Mr. Ayers until November 1, 1997. Attached as Exhibits to this Report are a copy of the JMT Employment Agreement and the RHA Employment Agreement.

               Attached as Exhibit (10)(i) is a copy of the JMT Employment Agreement; attached as Exhibit (10)(ii) is a copy of the RHA Employment Agreement. These Exhibits are incorporated herein by reference.


     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.

          (c)  10(i)  Employment Agreement with John M. Trani.

               10(ii) Employment Agreement with Richard H.
                      Ayers.

               20(i)  Press release dated January 2, 1997
                      reporting on Stanley naming John M. Trani
                      Chairman and Chief Executive Officer.










                                 SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                              THE STANLEY WORKS



Date: January 2, 1997         By:  Stephen S. Weddle
                              Name:     Stephen S. Weddle
                              Title:    Vice President, General
                                        Counsel and Secretary


































                               EXHIBIT INDEX

                        Current Report on Form 8-K
                           Dated January 2, 1997


          Exhibit No.                             Page

          10(i)                                   5-29

          10 (ii)                                 30-34

          20(i)                                   35-36

                                                              Exhibit 10(i)

                           EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (the "Agreement"), entered into on December 31, 1996 (the "Execution Date") to take effect as of December 27, 1996 (the "Effective Date"), between The Stanley Works, a Connecticut corporation (the "Company"), and John M. Trani (the "Executive").

          WHEREAS, the Company desires to provide for the service and employment of the Executive with the Company and the Executive wishes to perform services for the Company, all in accordance with the terms and conditions provided herein;

          NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

          2. Term. The term of employment of the Executive by the Company hereunder (the "Term") will commence as of the Execution Date and will end on December 31, 1999, unless further extended or sooner terminated as hereinafter provided. Com-mencing on January 1, 2000, and on the first day of each year thereafter, the Term shall automatically be extended for one additional year unless either party shall have given notice to the other party, at least six months prior to such January 1, that it does not wish to extend the Term. References herein to the Term shall refer to both the initial term and any extended term hereunder. The Term shall end on the Date of Termination (as hereinafter defined).

          3.   Nature of Performance.

          (a) Position and Duties. Commencing as of the Execution Date and continuing during the Term, the Executive shall serve as Chairman of the Board of Directors of the Company (the "Board") and Chief Executive Officer of the Company and shall have such responsibilities, duties and authority as are customary to such position. The Executive shall report directly to the Board. The Executive shall devote substantially all of his working time and efforts to the business and affairs of the Company and shall not engage in activities that significantly interfere with such performance; provided, however, that this Agreement shall not be interpreted to prohibit the Executive from managing his personal investments and affairs, engaging in chari-table activities or, subject to prior approval of the Board, serving on the board of directors of any other corporation so long as such activities do not significantly interfere with the performance of his duties hereunder. Effective as of the Execution Date, the Company shall appoint the Executive to the Board, and shall use its best efforts to have the Executive elected to the Board for the duration of the Term. Notwithstand-ing the foregoing, upon the termination of the Executive's em-ployment with the Company for any reason, the Executive shall resign from the Board if requested to do so by the Company.

          (b) Indemnification. To the fullest extent permitted by law and the Company's certificate of incorporation and by-laws, the Company shall promptly indemnify the Executive for all amounts (including, without limitation, judgments, fines, settle-ment payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by the Executive in connection with any action, proceeding, suit or investigation (the "Proceeding") arising out of or relating to the performance by the Executive of services for, or acting as a fiduciary of any employee benefit plans, programs or arrangements of the Company or as a director, officer or employee of, the Company or any subsidiary thereof. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 15 days after receipt by the Company of a written request from the Executive for such advance. Such request shall include an undertaking by the Executive to timely repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The Company also agrees to maintain a director's and officers' liability insurance policy covering the Executive to the extent the Company provides such coverage for its other executive officers. Following the Term, the Company shall continue to indemnify and maintain such insurance for the benefit of the Executive with respect to such services performed during the Term, to the same extent as the Company indemnifies or maintains such insurance for its officers, directors, employees and fiduciaries, as applicable.

          4. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the principal executive offices of the Company in the city of New Britain, Connecticut, except for travel as reasonably required on the Company's business.

          5.   Compensation and Related Matters.

               (a)  Annual Compensation.

                    (i)  Base Salary.  Commencing as of the
     Execution Date and continuing during the Term, the Company shall pay to the Executive an annual base salary ("Base Salary") at a rate not less than $800,000, such salary to be paid in conformity with the Company's policies relating to salaried employees. This salary may be (but is not required to be) increased from time to time, subject to and in accor-dance with the annual executive performance review proce-dures of the Company.

                    (ii) Annual Bonus.  Commencing with
     respect to the Company's 1997 fiscal year and continuing during the Term, the Executive shall be eligible to par-ticipate in the Company's annual bonus plan as in effect from time to time, and shall be entitled to receive such amounts (each, a "Bonus") as may be authorized, declared and paid by the Company pursuant to the terms of such plan. Notwithstanding the foregoing, with respect to each of the Company's 1997, 1998 and 1999 fiscal years, the minimum annual Bonus that the Executive shall re-ceive shall not be less than 90% of the Executive's Base Salary for such year, provided that the Executive is employed with the Company on the last day of such year, such Bonus to be paid when bonuses are paid to other senior executives with respect to each of those years.

               (b)  Stock Options.  On the Execution Date,
the Executive shall be granted a ten-year option (the "Op-tion") to acquire 1,000,000 shares of common stock of the Company ("Shares") pursuant to the Company's 1990 Stock Op-tion Plan (the "1990 Plan") which grant shall be subject to approval by the shareholders of the Company (the "Share-holders"), at the Company's Annual Meeting of Shareholders next following the Effective Date, of amendments to the 1990 Plan necessary or appropriate in connection with such grant. The Option price per Share shall be equal to the "Fair Market Value" (as defined in the 1990 Plan) of a Share as of the Execution Date, and the Option shall be fully vested as of the date of grant, subject to approval by the Shareholders and shall become fully exercisable six months following the Execution Date. The Option shall be evidenced by a stock op-tion agreement in the form attached hereto as Exhibit A.

          In addition, at such time during each of the Company's 1997, 1998 and 1999 fiscal years as options are normally granted by the Company to its senior executives, the Executive shall be granted a ten-year option to acquire not fewer than 200,000 Shares, pursuant to the terms and condi-tions of the 1990 Plan or any successor thereto, as from time to time in effect, provided that the Executive is then em-ployed with the Company. The option price per Share shall be equal to the Fair Market Value of a Share as of the date of grant. Each such option shall be evidenced by a stock option agreement consistent with the Company's standard stock option agreements and shall contain such other terms and conditions as are set forth in the 1990 Plan (or any successor thereto) and such stock option agreements. Commencing after the Company's 1999 fiscal year, the Executive shall be eligible for such option grants as the Compensation and Organization Committee of the Board shall determine, pursuant to the terms of the 1990 Plan, any successor thereto or otherwise, provided that the Executive is then employed with the Company.

               (c)  Share Units.  As of the Effective Date,
the Executive shall be granted 200,000 share units (the "Share Units"), each of which shall represent the right to receive one Share upon the terms and conditions set forth herein. The Share Units shall be fully vested as of the Ef-fective Date, and the Shares represented thereby shall be distributed to the Executive in three equal annual installments commencing in January 2000. Notwithstanding the foregoing, (i) all such undistributed Shares shall be dis-tributed immediately prior to a Change in Control (as de-scribed in Section 6(f) hereof) and (ii) such undistributed Shares shall be distributed as soon as practicable following the Executive's Date of Termination. The Share Units shall include dividend equivalent rights that shall entitle the Executive to receive payments at the same time and in the same amount and kind as dividends are paid on Shares. In the event of a merger, consolidation, reorganization, recapital-ization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Shares, the number of undistributed Share Units (and underlying Shares) shall be equitably adjusted to reflect the occurrence of such event.

               (d)  Company Defined Benefit Plans.  During
the Term, the Executive shall be entitled to participate in all "defined benefit plans" (as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended) or plans, including excess benefit or supplemental retirement plans or agreements, maintained by the Company, as now or hereinafter in effect, that are applicable to the Company's employees generally or to its executive officers, subject to and on a basis consistent with the terms, condi-tions and overall administration of such plans, programs and arrangements; provided, however, that effective as of the Effective Date, the Executive shall be credited with ten (10) years of service for purposes of eligibility for partici-pation, vesting and benefit accrual under such plans. Bene-fits payable under such defined benefit plans shall not com-mence prior to the last day of the Severance Period (as hereinafter defined).

               (e) Split Dollar Life Insurance. The Company and the Executive shall promptly take such actions as are necessary or appropriate to cause the Company to assume the obligations of the Executive's prior employer (the "Prior Em-ployer") with respect to the policies (set forth in Exhibit B hereto) in effect for the Executive under the split dollar life insurance program provided by the Prior Employer immedi-ately prior to the Execution Date, including, without limita-tion, prompt payment of all required premiums thereunder and prompt payment to the Prior Employer of amounts that the Prior Employer has a right to receive under such program by reason of the Executive's ceasing to be employed by the Prior Employer. The obligations of the Company to pay premiums under such policies shall continue for the Term and shall continue thereafter (1) in the event that the Executive's employment is terminated by the Company (other than for Cause or Disability), or by the Executive for Good Reason, for the duration of the Severance Period and (2) in the event that the Executive's employment is terminated for Disability, until the Executive attains age 65. In the event the Executive's employment is terminated by the Company for Cause or the Executive terminates employment for other than Good Reason, the Company's obligations to pay such premiums shall terminate on the Date of Termination.

          Whenever the obligations of the Company to pay such premiums cease, the Company shall have the right to receive, for each policy, (1) the lesser of (X) the sum of all premiums paid by the Company for which the Company has not received reimbursement, and (Y) the cash surrender value of the policy, plus (2) the amount paid to the Prior Employer pursuant to the first sentence of this Section 5(e). If, notwithstanding the expectations of the parties, the Company is for any reason unable to assume the obligations with respect to such policies, the Company shall instead, as promptly as practicable, obtain substitute coverage for the Executive on as comparable a basis as possible, and on terms that are reasonably satisfactory to the Executive; provided, however, that the Company shall be under no obligation to make any payment that results in an increase in the coverage or benefits to the Executive as compared to the coverage and benefits under the split-dollar program of the Prior Employer, the intent being that the Executive shall not be provided with duplicate coverage or benefits hereunder.

               (f) Life Insurance and Long Term Disability Bene-fits. Effective as of the Execution Date, the Company shall provide life insurance coverage for the benefit of the Executive in the forms and amounts set forth in Exhibit C hereto, which coverage shall otherwise be governed by the terms and conditions of the Company's life insurance plans, programs or policies from time to time in effect for its senior executives. To the extent it is practicable for the life insurance policies set forth in Exhibit C to be continued, the Company shall seek to assume the policies and to be substituted for the Prior Employer. The Com-pany shall also provide the Executive with an annual long-term disability benefit commencing upon termination of employment for Disability (as defined in Section 6(a)(iii) hereof) equal to 70% of Base Salary, which benefit shall otherwise be governed by the terms and conditions set forth in the Company's long-term disability plans, programs or policies in effect for its senior executives at the time of such termination.

               (g) Other Benefits. During the Term, the Execu-tive shall be entitled to participate in all other employee bene-fit plans, programs and arrangements of the Company, as now or hereinafter in effect, that are applicable to the Company's employees generally or to its executive officers (including, but not limited to, all Company relocation policies), as the case may be, subject to and on a basis consistent with the terms, condi-tions and overall administration of such plans, programs and ar-rangements, and subject to Section 5(d) hereof. To the extent that there is a period of employment required for purposes of eligibility or participation with respect to full benefit cover-age under any employee benefit plan, program or arrangement, the Executive shall be deemed to have met such requirement as of the Execution Date. During the Term, the Company shall provide to the Executive all of the fringe benefits and perquisites that are available to the Company's employees generally or to its execu-tive officers, as the case may be, subject to and on a basis con-sistent with the terms, conditions and overall administration of such benefits and perquisites. In addition, in the event that the Executive does not sell his residence at 20910 Bradford Lane, Brookfield, Wisconsin to a third party purchaser or pursuant to the Company's Home Sale Assistance Program for at least the original cost, as of March, 1996, of building such residence, then the Company shall reimburse him for the difference between such original cost and the contract sale price for such re-sidence.

               (h) Vacations and Other Leaves. During the Term, the Executive shall be entitled to paid vacation and other paid absences, whether for holidays, illness, personal time or any similar purposes, in accordance with policies applicable gener-ally to executive officers of the Company; provided, however, that in no event shall the Executive be entitled to fewer than four (4) weeks of paid vacation per calendar year.

               (i) Expenses. During the Term, the Executive shall be entitled to receive prompt reimbursement for all reason-able and customary expenses incurred by the Executive in perform-ing services hereunder, including all expenses of travel and accommodations while away from home on business or at the request of and in the service of the Company; provided however, that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

               (j) Services Furnished. The Company shall fur-nish the Executive with office space, stenographic assistance and such other facilities and services as shall be suitable to the Executive's position and adequate for the performance of his duties hereunder.

               (k) Legal Fees. The Company shall pay directly or reimburse the Executive for reasonable legal fees and expenses incurred by the Executive on or prior to December 31, 1996, in connection with the negotiation and preparation of this Agree-ment.

          6.   Termination.  (a)   The Executive's employment
hereunder may be terminated without breach of this Agreement only under the following circumstances:

                    (i)  Death.  The Executive's employment
     hereunder shall terminate upon his death.

                    (ii) Cause.  The Company may terminate the
     Executive's employment hereunder for "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder if (1) the Executive is convicted of a felony, including the entry of a guilty or nolo contendere plea, or (2) the Executive engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties, resulting, in either case, in material harm to the Company, monetarily or otherwise, unless the Executive reasonably believed in good faith that such act or non-act was in (or not opposed to) the best interests of the Company. A termination for Cause shall not take effect unless the provisions of this paragraph (ii) are complied with. The Executive shall be given written notice by the Board of the intention to termi-nate him for Cause, such notice (A) to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based and (B) to be given within six months of the Board learning of such act or acts or failure or failures to act. The Executive shall have 10 days after the date that such written notice has been given to the Executive in which to cure such conduct, to the extent such cure is possible. If he fails to cure such conduct, the Executive shall then be entitled to a hearing before the Board. Such hearing shall be held within 15 days of such notice to the Execu-tive, provided he requests such hearing within 10 days of the written notice from the Board of the intention to terminate him for Cause. If, within five days following such hearing, the Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                    (iii) Disability. If, as a result of an accident or illness, the Executive is considered disabled under the terms of the Company's Long Term Disability Plan for Salaried Employees (or any successor thereto) for purposes of determining eligibility for the initial benefits payable thereunder, and within thirty (30) days after writ-ten Notice of Termination (as defined in Section 6(b) below) is given shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder for "Disability."

                    (iv) Termination by the Executive. The
     Executive may terminate his employment hereunder by providing the Company with a Notice of Termination (as described in Section 6(b) below). If the Executive notifies the Company that he has "Good Reason" to terminate his employment hereunder, the Company shall have ten (10) business days to cure after the Executive gives the Company notice of his intention to terminate for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following without the Executive's prior written consent:

                    (A)  a reduction in the Executive's then
          current Base Salary or target bonus opportunity under the Company's Management Incentive Compensation Corporate Plan, as amended December 19, 1995, or any similar plan below the minimum opportunity set forth herein or termination or material reduction in a ma-terial benefit or material perquisite (other than as part of an across-the-board reduction of such benefit or perquisite applicable to all executive officers of the Company);

                    (B)  the failure to elect or reelect the
          Executive to any of the positions described in Section
          3 hereof, or removal of the Executive from any such position;

                    (C) a material diminution in the Executive's duties or the assignment to the Executive of duties that are materially inconsistent with his position or that materially impair the Executive's ability to func-

          tion as the Chairman and Chief Executive Officer;

                    (D)  the relocation of the Company's
          principal office, or the Executive's own office location as assigned to him by the Company, to a loca-tion more than 35 miles from New Britain, Connecticut;

                    (E)  any material failure by the Company to
          comply with a material provision of this Agreement;

                    (F) the issuance of notice by the Company to the Executive that the Company does not wish to extend the Term, as provided in Section 2 hereof; or

                    (E) the failure of the Company to obtain the assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation or sale of all or substantially all of the assets of the Company, or any similar trans-action.

               (b) Notice of Termination. Any termination of the Executive's employment by the Company or by the Executive (other than termination under Section 6(a)(i) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and, in the case of a termination for Cause or for Good Reason, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termina-tion of the Executive's employment under the provision so indi-cated.

               (c) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination.

               (d)  Termination Upon Death; Disability; for
Cause; Voluntary Termination Other than for Good Reason.  If the
Executive's employment is terminated by reason of the Executive's death or Disability, by the Company for Cause or voluntarily by the Executive other than for Good Reason, (1) the Company shall, as soon as practicable after the Date of Termination, pay the Executive (or the Executive's beneficiary, as the case may be) all unpaid amounts, if any, to which the Executive is entitled as of the Date of Termination under Section 5(a) hereof and shall pay to the Executive, in accordance with the terms of the ap-plicable plan or program, all other unpaid amounts to which Exec-utive is then entitled under any compensation or benefit plan or program of the Company and (2) the Executive's entitlements in respect of stock options, Share Units and any other long-term incentive awards which are outstanding as of the Date of Termination shall be as provided for in Section 5(b) or 5(c) hereof and the respective agreements setting forth the terms and conditions of each award (the matters referred to in clauses (1) and (2) above being referred to herein collectively as "Accrued
Obligations"). In addition, if the Executive's employment is terminated by reason of the Executive's death or Disability, then the Company shall, as soon as practicable after the Date of Ter-mination, pay the Executive (or the Executive's beneficiary, as the case may be) an amount (the "Pro Rata Bonus Amount") equal to
(i) if such termination occurs prior to January 1, 2000, (X) 90% of the Executive's Base Salary for such fiscal year multiplied by a fraction, the numerator of which equals the number of days in such fiscal year through and including the Date of Termination, and the denominator of which equals 365, minus (Y) any bonus amounts paid or payable with respect to the Executive for such fiscal year under any annual bonus or incentive compensation plan or program maintained by the Company, and (ii) if such termination occurs on or after January 1, 2000, (X) the target bonus for the Executive for such fiscal year multiplied by a fraction, the numerator of which equals the number of days in such fiscal year through and including the Date of Termination, and the denominator of which equals 365, minus (Y) any bonus amounts paid or payable with respect to the Executive for such fiscal year under any annual bonus or incentive compensation plan or program maintained by the Company. Upon satisfaction of the Accrued Obligations, the Company shall have no further obliga-tions to the Executive under this Agreement, other than those obligations that by their nature are intended to extend beyond the termination of the Executive's employment hereunder, including, but not limited to those provided pursuant to Sections
3(b), 6(e), 9 and 15 hereof.

               (e)  Termination Other than for Cause or
Disability; Termination for Good Reason. If the Company shall terminate the Executive's employment (other than for Cause or Disability), or the Executive shall terminate his employment for Good Reason, then, subject to compliance with the provisions of Sections 7 and 8 hereof and except as otherwise provided in
Section 6(f) hereof:

                    (i) as soon as practicable after the Date of Termination or otherwise in accordance with the terms of the applicable plan or program, the Company shall pay to the Executive or otherwise cause to be satisfied the Accrued Ob-ligations;

                    (ii)  following the Date of Termination and
     for the balance of the Term (determined immediately prior to the Date of Termination), but in no event for less than two years (the "Severance Period"), the Company shall pay to the Executive monthly an amount ("Severance Payments") equal to the quotient of (1) the sum of (A) the Executive's Base Salary at the annualized rate in effect as of the date on which the Notice of Termination is given (or, in the event that the Executive terminates for Good Reason because of a diminution in his Base Salary, the Base Salary in effect before such diminution), plus (B) a bonus equal to the greater of (X) the annual Bonus earned by the Executive in the fiscal year of the Company ended immediately prior to the Date of Termination and (Y) the target bonus (or, if termination occurs during the first, second or third year of employment, the minimum annual Bonus) for the year of termination, divided by (2) the number twelve (12);

                    (iii)  the Company shall pay to the Execu-
     tive, as soon as practicable following the Date of Termina-tion, an amount, with respect to the fiscal year in which occurs the Date of Termination, equal to the Pro Rata Bonus Amount;

                    (iv)  the defined benefit plan benefits that
     the Executive shall be entitled to receive pursuant to
     Section 5(d) hereof shall be calculated as if the Executive had been continuously employed with the Company through the Severance Period at an annualized rate of compensation equal to the sum of the amounts set forth in Section 6(e)(ii)(1)(A) and (B) above, and based on his actual age as of the last day of the Severance Period; and

                    (v)  the Executive shall continue to be
     provided for the duration of the Severance Period with the same medical, life insurance and other welfare benefit cov-erage as existed immediately prior to the Notice of Termi-nation; provided, however, that benefits otherwise receivable by the Executive pursuant to this Section 6(e)(v) shall be reduced to the extent that benefits of the same type are received by or made available to the Executive during the Severance Period (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive) and; provided, further that
     (A) if the Executive is precluded from continuing his participation in any employee benefit plan or program as provided in this Section 6(e)(v), he shall be provided with the after-tax economic equivalent of the benefits provided under the plan or program in which he is unable to participate for the period specified in this Section 6(e)(v) during which he is unable to so participate, (B) the economic equivalent of any benefit foregone shall be deemed to be the lowest cost that would be incurred by the Exec-utive in obtaining such benefit himself on an individual basis, and (C) payment of such economic equivalent shall be made prior to such date as the Executive is required to remit such amount to the applicable taxing authority.

Upon payment or other satisfaction of the obligations referred to in clauses (i) through (v) above, the Company shall have no fur-ther obligations to the Executive under this Agreement, other than those obligations that by their nature are intended to extend beyond the termination of the Executive's employment hereunder, including, but not limited to those provided pursuant to Sections 3(b), 9 and 15 hereof.

               (f) Termination of Employment Following a Change in Control.

               (i) If, within two years following a Change in Control (as defined below), the Executive's employment is terminated by the Company (other than for Cause or Disability) or the Executive terminates his employment for Good Reason, the Executive shall be entitled to the payments and benefits provided in Section 6(e), with the salary and bonus continuation payments referred to in Section 6(e)(ii) hereof being paid in a lump sum without discount. Also, immediately upon a Change in Control, all then outstanding options, restricted stock and other equity-based awards in which he is not yet vested, shall become fully vested and all options not yet exercisable shall become exercisable. "Change in Control" shall have the meaning set forth in the 1990 Plan.

               (ii) If the aggregate of all payments or benefits made or provided to the Executive under paragraph (i) above and under all other plans and programs of the Company (the "Aggregate Payment") is determined to constitute a Parachute Payment, as such term is defined in Section 280G (b)(2) of the Code, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional amount which, after the imposition of all income and excise taxes thereon, is equal to the Excise Tax on the Aggregate Payment. The determination of whether the Aggregate Payment constitutes a Parachute Payment and, if so, the amount to be paid to the Executive and the time of payment pursuant to this paragraph (ii) shall be made by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor.

               (g) No Mitigation; No Offset. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due the Executive under this Agreement on account of (i) any remuneration attributable to any subsequent employment that he may obtain except as specifically provided in this Section 6 or (ii) any claims the Company may have against he Executive.

               (h) Nature of Payment. Any amounts due under this Section 6 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

          7.   Nonsolicitation; Noncompete.

               (a) During the period of Executive's employment, during the Severance Period (if applicable) and, in the event the Executive's employment is terminated for Cause or the Executive voluntarily terminates his employment without Good Reason, for a period of twelve (12) months following such termination, the Executive (i) shall not engage, anywhere within the geographical areas in which the Company conducts its business operations, di-rectly or indirectly, alone, in association with or as a share-holder, principal, agent, partner, officer, director, employee or consultant of any other organization, in any business (a "Com-petitive Business") that directly and substantially competes with any material business being conducted by the Company at the time of the alleged competitive activity (and, if such alleged activity commences after the Date of Termination, at the Date of Termination); (ii) shall not, directly or indirectly, except in the course of carrying out his duties hereunder, solicit or en-courage any officer, employee or consultant of the Company to leave the employ of the Company for employment by or with any other business, whether or not a Competitive Business; and (iii) shall not, directly or indirectly, except in the course of carrying out his duties hereunder, solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the customers or accounts, or prospective customers or accounts, of the Company, which were contacted, solicited or served by the Executive while employed by the Company; provided, however, that nothing herein shall prohibit the Executive from owning a maximum of two percent (2%) of the outstanding stock of any publicly traded corporation; and provided further that nothing herein shall preclude the Executive's participation in the management of a subsidiary, division or other affiliate of a Competitive Business, the subsidiary, division or affiliate is not itself in the Competitive Business. If, at any time, the provisions of this Section 7(a) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 7(a) shall be considered divisible and shall become and be immediately amended to cover only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Executive agrees that this Section 7(a) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

               (b) In the event of a violation of Section 7(a) hereof, the remedies of the Company shall include, but shall not be limited to (1) if such violation occurs during the period of Executive's employment hereunder, the right to seek injunctive relief in accordance with Section 15 hereof, and (2) if such violation occurs following the period of Executive's employment hereunder, (i) forfeiture by the Executive of any future Sever-ance Payments under Section 6(e)(ii) hereof and any continuation of welfare or other benefit coverage provided pursuant to Section 6(e)(v) hereof, and treating the Severance Period as having immediately terminated for purposes of Sections 5(d) and 6(e)(iv) hereof, and (ii) the right to seek injunctive relief in accor-dance with Section 15 hereof.

          8.   Protection of Confidential Information.

               (a) Executive acknowledges that his employment by the Company will, throughout the Term of this Agreement, involve his obtaining knowledge of confidential information regarding the business and affairs of the Company. In recognition of the foregoing, the Executive covenants and agrees:

                    (i)  that, except in compliance with legal
     process, he will keep secret all confidential matters of the Company that are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company, wherever located (other than to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties as an executive officer of the Company), either during or after the Term, except with the prior written consent of the Board or a person authorized thereby; and

                    (ii)  that he will deliver promptly to the
     Company on termination of his employment, or at any other time the Company may so request, all memoranda, notes, records, customer lists, reports and other documents (and all copies thereof) relating to the business of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control; provided, however, he may retain his personal correspondence, diaries and other items of a personal nature.

               (b) If the Executive commits a breach of the provisions of Section 8(a)(i) or 8(a)(ii), the Company shall have the right to seek injunctive relief in accordance with Section
15.

          9.   Successors; Binding Agreement.

               (a)  Neither this Agreement nor any rights
hereunder shall be assignable or otherwise subject to hypothecation by the Executive (except by will or by operation of the laws of intestate succession or except as expressly provided in this Agreement or in any plan or agreement that is the subject matter hereof) or by the Company, except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 9 or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

               (b) This Agreement and all rights of the Execu-tive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

          10. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, dispatched by private courier such as Federal Express or United Parcel Service, or (un-less otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, ad-dressed as follows:

If to the Company:

               The Stanley Works
               1000 Stanley Drive
               New Britain, Connecticut 06053

Attn
:  General Counsel

          With a copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York 10022

Attn
: Stuart N. Alperin, Esq.

If to the Executive:

               John M. Trani
               c/o The Stanley Works
               1000 Stanley Drive
               New Britain, Connecticut 06053

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modi-

fication or discharge is agreed to in writing signed by the Executive and a duly authorized officer of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or im-

plied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the state of Connecticut without regard to its conflicts of law principles. All payments hereunder shall be subject to appli-

cable federal, State and local tax withholding requirements.

          12. Company's and Executive's Representations and War-ranties.

               (a) The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

               (b) The Executive represents and warrants that he has the legal right to enter into this Agreement and perform all of the material obligations on his part to be performed hereunder in accordance with its terms and that he is not a party to any agreement or understanding, written or oral, that prevents him from entering into this Agreement or performing his material obligations hereunder. Notwithstanding any other provision of this Agreement, in the event of a breach of such representation or warranty on the Executive's part, the Company shall have the right to terminate this Agreement forthwith in accordance with the notice provisions set forth in Section 10 hereof, and the Company shall have no further obligations to the Executive here-under.

          13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          14. Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before one arbitrator to be mutually agreed upon by the parties hereto. In the event the parties are unable to agree upon an arbitrator, the Company and the Executive shall each appoint an arbitrator, and these two arbitrators shall select a third, who shall be the arbitrator. Arbitration shall be held in Hartford, Connecticut in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided however, that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of the provisions of Section 7 or 8 of the Agreement and the Executive hereby consents that such restraining order or injunction may be granted without the necessity of the Company's posting any bond, it being acknowledged and agreed that any breach or threatened breach of the provisions of Section 7(a) or 8(a)(i) or 8(a)(ii) will cause irreparable injury to the Com-pany and that money damages will not provide an adequate remedy to the Company. Each party shall bear its own costs and expenses (including, without limitation, legal fees) in connection with any arbitration proceeding instituted hereunder; provided, however, that to the extent the Executive prevails, his costs and expenses shall be promptly reimbursed by the Company.

          16. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.
These shall include, without limitation, the provisions of Sections 3(b), 6, 7, 8 and 15 hereof.

          17. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled. To the extent that this Agreement and any other agreement between the parties provides duplicative payments or benefits, this Agreement and any such other agreement shall be construed so as to prevent such du-plication.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the Execution Date to take effect as of the Effec-tive Date.

                         THE STANLEY WORKS


                         By:
                              Name:
                              Title:



                         John M. Trani






































                                                               EXHIBIT A

                             THE STANLEY WORKS
                          1990 STOCK OPTION PLAN
                        NON-QUALIFIED STOCK OPTION
                                Granted To

                               John M. Trani
                                  Grantee
            1,000,000                     $27.562
     Number of Option Shares       Purchase Price per Share

GRANT DATE: December 31, 1996
                    EXPIRATION DATE: December 30, 2006
Note:
i.   Fully vested on Grant Date, subject to approval by Share-

     holders of Amendments to the Plan at the 1997 Annual Meeting
     (see paragraph 1).

ii.  Not exercisable until June 30, 1997 (see paragraph 1).

iii. Upon exercise, the Purchase Price may be paid by delivery of Stanley shares (see paragraph 2).

iv. Upon exercise you must pay not only the Purchase Price but also applicable tax withholding on the "spread" (see para-

     graph 3).

                 (Please sign and return to, Craig A. Douglas, 1000 Stanley Drive, New Britain, CT 06053, keeping a copy for yourself)

                 I accept the Option, subject to its terms set forth above and in the attachment.

                 Signature


                 Date               NON-QUALIFIED STOCK OPTION AGREEMENT

            The Stanley Works ("Stanley") hereby grants to the Grantee under Stanley's 1990 Stock Option Plan (the "Plan") the option (the "Option") to purchase on or before the Expiration Date, at the Purchase Price per Share, the Option Shares, which shall be fully paid and non-assessable shares of the Common Stock of Stanley, par value $2.50 per share (the "Common Stock").

            The Option is granted subject to the approval by the shareholders of Stanley (the "Shareholders"), at Stanley's next Annual Meeting of Shareholders (the "1997 Annual Meeting"), of amendments to the Plan necessary or appropriate in connection with this grant (the "Amend-

     ments"). If such approval is not obtained, this Option shall be null and void.

            The Option is granted subject to the following additional terms and conditions and the terms and condi-tions of the Plan:

            1.   The Option shall be fully vested on the
     Grant Date, subject to approval by Shareholders of the Amendments at the 1997 Annual Meeting. Subject to the provisions of Section 5 hereof, the Option may from time to time be exercised as to all Option Shares or a portion thereof on or after the six month anniversary of the Grant Date and on or prior to the Expiration Date.

            2. The Option may be exercised, in whole or in part, by written notification delivered in person or by mail to Stanley's Director, Corporate Finance at Stanley's executive offices in New Britain, Connecticut. Such notification shall be effective upon its receipt by the Director, Corporate Finance on or before the Expira-

     tion Date, and shall be in such form as the Compensation and Organization Committee (the "Committee") may pre-

     scribe, specifying the number of shares with respect to which the Option is then being exercised and accompanied by or followed promptly by payment for such shares. The Option may not be exercised with respect to a fractional share or with respect to the lesser of 100 shares or the balance of the shares then covered by the Option. In the event the Expiration Date falls on a day which is not a regular business day at Stanley's executive offices in New Britain, Connecticut, then such written notification must be received at such office on or before the last regular business day prior to the Expiration Date. Payment is to be made (a) by check payable to the order of The Stanley Works, or (b) by delivery of a certificate or certificates for shares of Common Stock having a Fair Market Value (as such term is defined in the Plan) on the last business day prior to delivery of such notice of exercise equal to the Purchase Price for the portion of the Option being exercised, or in a combination of (a) and (b) above (provided, however, that payment in shares will not be permitted unless at least 100 shares are required and delivered for such purpose), and such shares have been held by the Grantee for at least six months or
     (c) if authorized by regulations adopted by the Commit-tee, and accomplished in accordance therewith, by deliv-ery of a properly executed exercise notice, together with irrevocable instructions to a broker to deliver promptly to the Director, Corporate Finance the portion of sale or loan proceeds sufficient to pay the Purchase Price. Any stock certificate or certificates delivered pursuant to this paragraph must be accompanied by an appropriate stock power, to the order of Stanley, with the signature guaranteed by a bank or trust company or by a member firm of the New York Stock Exchange. No shares shall be issued on exercise of the Option until full payment for such shares has been made and all checks delivered in payment therefor have been collected. The Grantee shall not have any rights of a shareholder upon exercise of the Option, including but not limited to, the right to vote or to receive dividends, until stock certificates have been issued to the Grantee.

            3. Stanley shall not be required to issue any certificate or certificates for shares purchased upon the exercise of any part of the Option prior to (i) the admission of such shares to listing on any stock exchange on which the stock may then be listed, (ii) the comple-tion of any registration or other qualification of such shares under any state or federal law or rulings or regulations of any governmental regulatory body, (iii) the obtaining of any consent or approval or other clear-ance from any governmental agency which Stanley shall, in its sole discretion, determine to be necessary or advis-able, and (iv) the payment to Stanley, upon its demand, of any amount requested by Stanley for withholding feder-al, state or local income or earnings taxes or any other applicable tax or assessment (plus interest or penalties thereon, if any, caused by a delay in making such pay-
     ment) incurred by reason of the exercise of the Option or the transfer of such shares. The Option shall be exer-cised and shares issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities laws, and the Grantee shall comply with any requirements imposed by the Committee under such laws.

            If the Grantee qualifies as an "affiliate" (as that term is defined in Rule 144 ("Rule 144") promulgated under the Act), upon demand by Stanley, the Grantee (or any person acting on his or her behalf) shall deliver to the Director, Corporate Finance at the time of any exer-cise of the Option a written representation that upon exercising the Option he or she will acquire shares pursuant to the Plan for his or her own account, that he or she is not taking the shares with a view to distribu-tion and that he or she will dispose of the shares only in compliance with Rule 144.

            4. Except as otherwise provided in the Plan, the Option is not transferrable by the Grantee otherwise than by will or by the laws of descent and distribution, and is exercisable, during the life of the Grantee, only by him or by his guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. The Option does not confer upon the Grantee any right with respect to continuation of employment with Stanley or any of its subsidiaries, and will not inter-

     fere in any way with the right of Stanley or any of its subsidiaries to terminate the Grantee's employment.

            5.   Notwithstanding any other provisions
     (other than the requirement for Shareholder approval of the Amendments):

            (a)  Upon the termination of the Grantee's
            employment (i) by Stanley for any reason (including disability) other than for "Cause" (as defined below) or (ii) by the Grantee for "Good Reason" (as defined below), the Grantee may exercise the Option at any time on or prior to the Expiration Date.

            (b) If the Grantee should die (whether before or after his employment with Stanley terminates), the Option may be exercised by the person designated in the Grantee's last will and testament or, in the absence of such designation, by the Grantee's es-

            tate, to the full extent that the Option could have been exercised by the Grantee immediately prior to the Grantee's death at any time on or prior to the Expiration Date.

            In the event the Option is exercised by the executors, administrators, legatees or distributees of the estate of the Optionee, Stanley shall be under no obligation to issue shares unless Stanley is satisfied that the person or persons exercising the Option are the duly appointed legal representa-tives of the Optionee's estate or the proper lega-tees or distributee thereof.

            (c)  If the Grantee is terminated by Stanley
            for Cause, the Option, whether or not vested and exercisable at such time, shall immediately expire and shall cease to be exercisable as of the date of the act that gave rise to such termination of em-ployment by Stanley for Cause. For purposes of this Agreement, Cause shall have the meaning set forth in
            Section 6(a)(ii) of the employment agreement, en-tered into December __, 1996, by and between Stanley and the Grantee (the "Employment Agreement").

            (d) If the Grantee terminates his employment with Stanley other than for Good Reason, the Option shall expire on the earlier to occur of the sixtieth day following such termination of employment and the Expiration Date. For purposes of this Agreement, Good Reason shall have the meaning set forth in
            Section 6(a)(iv) of the Employment Agreement.

            (e) In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number of shares remaining to be exercised under the Option and the Purchase Price shall be appropriately adjusted by the Committee. If, as a result of any adjustment under this paragraph, the Grantee becomes entitled to a fractional share, he or she shall have the right to purchase only the adjusted number of full shares and no payment or other adjustment will be made with respect to the fractional share so disregarded.

            6.   All decisions or interpretations of the
     Committee with respect to any question arising under the Plan or under the Option shall be binding, conclusive and final.

            7. The waiver by Stanley of any provision of the Option shall not operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of the Option.

            8. The Option shall be irrevocable during the Option period and its validity and construction shall be governed by the laws of the State of Connecticut. The terms and conditions set forth in the Option are subject in all respects to the terms and conditions of the Plan, which shall be controlling. A copy of the Plan has been furnished to the Grantee, and the Grantee hereby acknowl-

     edges receipt thereof.


                                THE STANLEY WORKS



                                Craig A. Douglas
                                Director, Corporate Finance








































                                                          Exhibit B



                 PRIOR EMPLOYER SPLIT-DOLLAR POLICIES



     Metropolitan Life Insurance Company Flexible Premium
     Adjustable Life Insurance Policies


            #917590670U
             (Initial Face Value: $1,416,000)

            #883215027U
             (Initial Face Value: $656,250)

     Northwestern Mutual Life Insurance Policies

       #9473739 (Initial Face Value: $130,000)
       #10097130 (Initial Face Value: $45,000)


































                                                          Exhibit C



                   COMPANY PROVIDED LIFE INSURANCE


     Non-Contributory Universal Life Insurance

     Coverage Formula:

       Two times the sum of current Base Salary plus the most recent annual Bonus earned.

     Contributory Term Life Insurance

     Coverage Formula:

       Three times the sum of current Base Salary plus the lesser of (i) 50% of the most recent annual Bonus earned and (ii) the non-deferred portion of the most recent annual Bonus earned.
































                                                     Exhibit 10(ii)


                       EMPLOYMENT AGREEMENT


            Employment Agreement (the  Agreement )
     effective December 31, 1996 (the Effective Date ), between The Stanley Works ( Stanley ), and Richard H.
     Ayers (the  Executive ).

                      Background of Agreement

            A.  The Executive wishes to retire as an
            employee from the company as of November 1, 1997, and in connection therewith wishes to resign as an officer and director of Stanley as of the Effective
            Date.

            B.  Stanley wishes the Executive to provide
            certain services for Stanley between the Effective
            Date and November 1, 1997.

            In consideration of the foregoing and the respective agreements of the parties herein contained, and intending to be legally bound hereby, Stanley and the Executive agrees as follows:

     . Resignation as an officer and a director. The executive, as of the Effective Date, resigns as an officer and a director of Stanley. The Executive will deliver a resignation in the form of Exhibit A in order to formalize such resignation.

     . Term of employment; services to be performed;
            compensation and benefits. The Executive s employment will continue until November 1, 1997. During the period between the Effective Date and November 1, 1997, the Executive will perform the services set forth on Exhibit B. During the period from the Effective Date to November 1, 1997, the Executive will receive the compensation and benefits set forth on Exhibit B, such other benefits as are normally provided to Stanley employees, and such other compensation as may be determined by Stanley s Board of Directors.





                      THE STANLEY WORKS


                      By:________________________________
                                Stephen S. Weddle
                                Vice President

                      ____________________________
                                Richard H. Ayers












































                                                          Exhibit A

                                                  December 31, 1996




     Secretary
     The Stanley Works
     New Britain, Connecticut

     Dear Sir:

            I hereby resign as an officer and a director of The Stanley Works.

                                Very truly yours,



                                Richard H. Ayers





























                                                          Exhibit B

                       Employment Agreement
                         Richard H. Ayers
                    Effective December 31, 1996

     Period of the Agreement:

       December 31, 1996 through October 31, 1997
       Richard H. Ayers will retire on November 1, 1997

     Role:

       Richard H. Ayers will be special advisor to the Chairman and CEO providing support in the transition and assistance with community affairs, government issues and acquisitions.

       Richard H. Ayers will resign as a director and as CEO and an officers of the company effective
            December 31, 1996.

       Specific activities will include completion of 1996
            Performance Evaluations, recommendations for the 1996 MICP, involvement in the March of Dimes, Christmas in April, Habitat for Humanity, New Britain General Hospital, Chairman of the Stanley Public Policy Council, represent the company at the Hand Tool Institute.

       Monthly activity reports will be sent to the CEO.

     Pay and Benefits:

       Pay will continue at the current rate of $45,000
       /month through October 31, 1997.

       Pension - Participant through October 31, 1997.
            Eligible for distribution November 1, 1997.

       401(k) - Participant through October 31, 1997.
            Eligible for distribution November 1, 1997.

       Life/AD&D - Covered through October 31, 1997. Then eligible for retiree Life Benefits November 1, 1997.

       Executive Council Life Program - Covered through
            October 31, 1997 at the face amount in force during January 1997. Then eligible for retiree benefits November 1, 1997.
       Medical/Dental - Covered through October 31, 1997.
            Then eligible for retiree Medical/Dental benefits
            November 1, 1997.

       Short and Long Term Disability - Coverage through
            October 31, 1997.

       Management Disability Plan - Covered through October
            31, 1997. Then can continue plan by individually paying the premium, subject to the terms of the plan.

       Management Incentive Compensation (MICP) - Full share participant in 1996. No coverage in 1997.

       Long-Term Stock Incentive Plan (LTSIP) - As a retiree on November 1, 1997, eligible for pro-rated payment of any uncompleted cycles, subject to the terms of the plan. Full share participant in 1992-
            1996 cycle.

       Deferred
            MICP and Deferred LTSIP
             - Considered a retiree on November 1, 1997.

       Stock Option Plans - Considered a retiree November
            1, 1997 with exercise rights as provided by the plan. Not eligible for Stock Option Grant in 1997.

       Automobile - Continued use and coverage through October 31, 1997. On November 1, 1997, ownership will be transferred to Richard H. Ayers at no cost. From November 1, 1997, Richard H. Ayers will be responsible for registration, taxes and maintenance costs.

       Travel Expenses - Normal coverage when involved in company business. Trips will be pre-approved by the CEO.

       Unemployment Compensation - Unemployment benefits will not be sought.

       Tax Preparation Service - E&Y coverage for 1996 tax year on the same basis as the executive officers.

       Insider trading restrictions - end on June 30, 1997.






                                                    Exhibit (20)(i)
     FOR IMMEDIATE RELEASE

                                                    January 2, 1997


     THE STANLEY WORKS NAMES JOHN M. TRANI CHAIRMAN AND CHIEF
     EXECUTIVE OFFICER


     New Britain, Connecticut (NYSE: SWK) ... The Stanley Works today announced the election of John M. Trani to the posts of chairman and chief executive officer, concluding the search by the board of directors to fill this position. He replaces Richard H. Ayers, who served Stanley in various roles since joining the company in 1972 and as chief executive officer since 1987. Mr. Ayers, who previously announced his retirement, will assist in the transition of leadership which will begin today.

       Mr. Trani, age 51, has been employed by General Electric Company since 1978. Since 1986, he has been president and chief executive officer of GE Medical Systems. His career includes prior positions that dealt
     with consumer and industrial markets.   I am excited to
     be joining The Stanley Works at this time,  Mr. Trani
     said.   This company clearly has many assets, including a
     strong brand franchise, a broad product line, an impressive dividend record and, most importantly, dedicated employees. I look forward to overseeing the challenge that lies ahead: leveraging the company s strengths into the generation of sustained, profitable growth.

       Stillman B. Brown, Chairman of the search committee,
     commenting on the selection of Mr. Trani, stated:   John
     Trani was instrumental in transforming GE Medical Systems from a domestic business to a $4 billion global enterprise through acquisitions, joint ventures, industry leadership and outstanding financial performance. These are qualities sought by our search committee since it
     began its work last spring.   Mr. Ayers added:   John is
     an ideal choice to lead The Stanley Works into the 21st century.

     The Stanley Works is a worldwide producer of tools, hardware and specialty hardware for consumer, home improvement, industrial and professional use.

     Contact:  Gerard J. Gould
            Director, Investor Relations and Communications
               Tel.:  (860) 827-3833


     The Stanley Works corporate press releases are available through PR
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     1-800-758-5804, ext. 874363 or on the internet at: http://
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      or
     http
     ://
     www.StanleyWorks.com.